Exhibit 10.2

LOCKHEED MARTIN CORPORATION

EXECUTIVE SEVERANCE PLAN

The Lockheed Martin Corporation wishes to amend the Lockheed Martin Corporation Executive Severance Plan (“Plan”) as follows, generally effective January 1, 2014:

1.	Section 6(b) of the Plan is amended to read as follows:

In the event an Eligible Employee who is entitled to a Supplemental Severance Benefit becomes employed by the Company (or an Affiliate) prior to the first anniversary of his or her Executive Layoff Event, the Eligible Employee shall be obligated to repay to the Company an amount equal to the amount of the Employee’s Supplemental Severance Benefit multiplied by a fraction, the numerator of which is the number of weeks (capped at 52) in the one-year period following the Employee’s termination of employment during which the Employee is employed by the Company and the denominator of which is fifty-two (52).

LOCKHEED MARTIN CORPORATION

By:	/s/ John T. Lucas
John T. Lucas
Senior Vice President, Human Resources & Communications

Date: July 18, 2014